Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL INFORMATION

On December 31, 2007, The Middleby Corporation (“Middleby” or the “company”) announced that it had completed the acquisition of New Star International Holdings, Inc. and subsidiaries (“New Star”). The transaction consisted of an aggregate payment of $188.4 million which was financed with cash on hand and the net proceeds from a $450 million senior bank facility. The unaudited pro forma condensed consolidated statement of earnings for the Middleby Corporation for the year ended December 30, 2006 and for the nine-month period ended September 29, 2007 have been prepared to give effect to the New Star acquisition as if it had occurred on January 1, 2006 (the first day of the company’s fiscal year 2006) . The unaudited pro forma condensed consolidated balance sheet as of September 29, 2007 has been prepared to give effect to the New Star acquisition as if it had occurred on September 29, 2007. Because the company’s fiscal year differs from New Star’s, New Star’s unaudited condensed consolidated balance sheet as of November 30, 2007, unaudited condensed consolidated statement of income for the nine months ended November 30, 2007 and audited condensed consolidated statement of income for the fiscal year ended February 28, 2007 have been used in preparing the unaudited pro forma condensed consolidated financial statements.

The pro forma adjustments are based upon available information and assumptions that the company believes are reasonable. The effects of the New Star acquisition have been presented using the purchase method of accounting and accordingly, the purchase price was allocated to the estimated fair value of the assets acquired and liabilities assumed based upon management's best preliminary estimate of fair value with any excess purchase price being allocated to identifiable intangible assets and goodwill. The preliminary allocation of the purchase price will be subject to further adjustments, including the finalization of the purchase price resulting from post-close adjustments and the allocation of purchase price in accordance with generally accepted accounting principles.

Preparation of the unaudited pro forma condensed consolidated financial information was based on estimates and assumptions deemed appropriate by the company’s management. The pro forma and certain other assumptions are described in the accompanying notes. The pro forma condensed consolidated financial information is unaudited and does not purport to be indicative of the results which actually would have occurred if the above transactions had been consummated as described above, nor does it purport to represent the future financial position or results of operations for future periods. Management has not completed its evaluation of New Star’s accounting policies and practices to determine if they conform to the company’s accounting policies and practices. Accordingly, other than the reclassifications discussed in the notes to the unaudited pro forma condensed consolidated financial data, no adjustments have been made to the pro forma financial information related to conforming accounting policies and practices between New Star and the company. Any changes identified by management may impact the future combined results of operations of New Star and the company. The pro forma financial information does not include the effects of expected synergies related to the acquisition. The pro forma financial information also does not include costs for integrating the company and New Star.

The accompanying unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and accompanying disclosures in the company’s Annual Report on Form 10-K for the year ended December 30, 2006 and the company’s most recent Quarterly Reports on Form 10-Q for the periods ended March 31, 2007, June 30, 2007 and September 29, 2007.

PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEETS
(Unaudited)
(in thousands, except share data)
	Middleby Sep. 29, 2007	New Star Nov. 30, 2007	Pro Forma Adjustments for the Acquisition		Pro Forma for the Acquisition
ASSETS
Current assets:
Cash and cash equivalents	$7,616	$8,085	$-		$15,701
Accounts receivable, net	69,698	12,008	-		81,706
Inventories, net	68,325	12,253	2,421	(a)	82,999
Prepaid expenses and other	8,156	261	-		8,417
Prepaid taxes	977	-	-		977
Current deferred taxes	11,449	-	-		11,449
Total current assets	166,221	32,607	2,421		201,249
Property, plant and equipment, net	36,141	8,289	-		44,430
Goodwill	129,241	23,790	73,777	(b)	226,808
Other intangibles	53,844	33,620	34,380	(c)	121,844
Other assets	1,849	645	1,058	(d)	3,552
Total assets	$387,296	$98,951	$111,636		$597,883

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current maturities of long-term debt	$16,765	$3,535	$(18,535	)(e)	$1,765
Accounts payable	32,825	4,303	-		37,128
Accrued expenses	84,236	6,995	-		91,231
Total current liabilities	133,826	14,833	(18,535)		130,124
Long-term debt	91,083	28,135	176,465	(f)	295,683
Long-term deferred tax liability	5,240	7,985	147	(g)	13,372
Other non-current liabilities	9,456	2,227	(127	)(h)	11,556
Stockholders' equity:
Preferred stock, $.01 par value; none issued	-	-	-		-
Common stock, $.005 par value, 47,500,000 shares authorized; 20,585,932 shares issued in 2001	119	-	-		119
Paid-in capital	84,842	25,293	(25,293	)(i)	84,842
Treasury stock at cost; 2,052,474 shares in 2007	(89,641)	-	-		(89,641)
Retained earnings	151,640	21,828	(22,371	)(j)	151,097
Accumulated other comprehensive income (loss)	731	(274)	274	(k)	731
Restricted stock notes receivable	-	(1,076)	1,076	(l)	-
Total stockholders' equity	147,691	45,771	(46,314)		147,148
Total liabilities and stockholders' equity	$387,296	$98,951	$111,636		$597,883

The accompanying Notes to Pro Forma Condensed Consolidated Financial Statements
are an integral part of these statements.

PRO FORMA CONDENSED CONSOLIDATED
STATEMENTS OF EARNINGS
(Unaudited)
(in thousands, except per share data)

	Nine Months Ended
	Middleby Sep. 29, 2007	New Star Nov. 30, 2007	Pro Forma Adjustments for the Acquisition		Pro Forma for the Acquisition

Net sales	$354,939	$71,401	$-		$426,340
Cost of sales	217,552	45,861	-		263,413
Gross profit	137,387	25,540	-		162,927
Selling and distribution expenses	36,575	7,286	-		43,861
General and administrative expenses	35,380	8,009	1,269	(n)	44,658
Income from operations	65,432	10,245	(1,269)		74,408
Interest expense and deferred financing amortization, net	4,138	1,803	7,622	(o)	13,563
Other expense, net	(1,053)	132	(178	)(p)	(1,099)
Earnings before income taxes	62,347	8,310	(8,713)		61,944
Provision for income taxes	24,989	3,223	(3,485	)(q)	24,727
Net earnings	$37,358	$5,087	$(5,228)		$37,217

Net earnings per share:
Basic	$2.39				$2.36
Diluted	$2.22				$2.20

Weighted average number of shares
Basic	15,743				15,743
Diluted	16,934				16,934

The accompanying Notes to Pro Forma Condensed Consolidated Financial Statements
are an integral part of these statements.

PRO FORMA CONDENSED CONSOLIDATED
STATEMENTS OF EARNINGS
(Unaudited)
(in thousands, except per share data)

	Fiscal Year Ended
	Middleby Dec. 30, 2006	New Star Feb. 28, 2007	Pro Forma Adjustments for the Acquisition		Pro Forma for the Acquisition

Net sales	$403,131	$84,152	$-		$487,283
Cost of sales	246,254	54,948	2,421	(m)	303,623
Gross profit	156,877	29,204	(2,421)		183,660

Selling and distribution expenses	40,371	8,735	-		49,106
General and administrative expenses	39,605	8,641	2,386	(n)	50,632
Income (loss) from operations	76,901	11,828	(4,807)		83,922

Interest expense and deferred financing amortization, net	6,932	2,688	10,554	(o)	20,174
Other expense, net	161	230	(228	)(p)	163
Earnings (loss) before income taxes	69,808	8,910	(15,133)		63,585
Provision (benefit) for income taxes	27,431	3,106	(6,054	)(q)	24,483
Net earnings (loss)	$42,377	$5,804	$(9,079)		$39,102

Net earnings per share:
Basic	$2.77				$2.56
Diluted	$2.57				$2.37

Weighted average number of shares
Basic	15,286				15,286
Diluted	16,518				16,518

The accompanying Notes to Pro Forma Condensed Consolidated Financial Statements
are an integral part of these statements.

NOTES TO PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands)

Balance Sheet

(a)	Reflects the estimated valuation of New Star inventory to fair value.

(b)	Represents the addition of $97,567 in goodwill arising from Middleby's acquisition of New Star, net of the elimination of New Star existing goodwill of $23,790.

(c)
Represents the addition of $68,000 in other intangibles arising from Middleby's acquisition of New Star, net of the elimination of New Star existing unamortized other intangibles of $33,620. The other intangibles addition arising from the acquisition of New Star includes $40,000 related to the trade name, $25,000 to customer relationships and $3,000 to developed technology. Customer relationships and developed technology will be amortized over a period of 7 years.

(d)
Represents the deferral of $1,600 in estimated costs incurred in connection with the New Star acquisition financing, net of the elimination of $542 in unamortized deferred financing costs related to Middleby’s former debt financing agreement. The deferred financing costs related to Middleby’s new debt financing will be amortized over the 5 year life of the financing agreement.

(e)
Reflects the elimination of New Star current portion of debt financing of $3,535 and the elimination of Middleby current portion of debt financing of $15,000 as a result Middleby’s new debt financing agreement.

(f)	Reflects the addition of $204,600 in long term debt arising from Middleby’s new debt financing, net of the elimination of New Star long term debt of $28,135.

(g)	Reflects the deferred tax impact of the elimination of New Star’s interest rate swaps.

(h)	Reflects the revaluation of New Star’s pension plan, eliminating unamortized accumulated unrecognized losses of $294, net of the elimination of $421 related to New Star’s interest rate swap.

(i)	Represents the elimination of New Star’s historical paid in capital of $25,293.

(j)	Represents the elimination of the retained earnings of New Star of $21,828 and the write-off of $542 in unamortized deferred financing costs related to Middleby’s former debt financing agreement.

(k)	Represents the elimination of New Star’s accumulated other comprehensive loss of $274, related to the interest rate swaps.

(l)	Represents the elimination of New Star’s restricted stock notes receivable of $1,076.

Income Statement

(m)	Reflects the amortization of the estimated valuation of New Star inventory to fair value for the combined twelve month period.

(n)
Reflects the elimination of New Star’s intangible amortization of $1,731 and the addition in intangible amortization of $3,000 associated with Middleby’s purchase of New Star for the combined nine month period.

Reflects the elimination of New Star’s intangible amortization of $1,614 and the addition in intangible amortization of $4,000 associated with Middleby’s purchase of New Star for the combined twelve month period.

(o)
Represents the elimination of $1,803 of New Star interest expense, the addition of Middleby interest expense of $8,460 related to a new debt facility at an estimated rate of 6%, the write-off of $725 of Middleby unamortized deferred financing costs related to its existing debt agreement and the addition of $240 of amortization of deferred financing costs related to Middleby’s new debt financing agreement for the combined nine month period.

Represents the elimination of $2,689 of New Star’s interest expense, the addition of Middleby interest expense of $11,280 related to a new debt facility at an estimated rate of 6%, the write-off of $967 of Middleby unamortized deferred financing costs related to its existing debt agreement, the addition of $320 of amortization of deferred financing costs related to Middleby’s new debt financing agreement and the addition of $676 of interest expense related to the cancellation of Star interest rate swaps for the combined twelve month period.

(p)	Represents the elimination of New Star’s management fee of $178 for the combined nine month period.

Represents the elimination of New Star’s management fee of $228 for the combined twelve month period.

(q)	Reflects the net reduction of $3,485 to the tax provision resulting from the pro forma changes to taxable income as described in notes (a) through (p) for the combined nine month period.

Reflects the net reduction of $6,054 to the tax provision resulting from the pro forma changes to taxable income as described in notes (a) through (p) for the combined twelve month period.